SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
CHURCH LOANS & INVESTMENTS TRUST ®
(Name of Registrant as Specified In Its Charter)
________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CHURCH LOANS & INVESTMENTS TRUST ®
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Church Loans & Investments Trust® (the "Trust"), will be held in the Conference Room of the Amarillo Association of Realtors, 5601 Enterprise Circle, Amarillo, Texas on August 26, 2008, at 12:00 p.m. for the following purposes:

(1)	For the election of Trust Managers of the Trust;

(2)	To ratify the selection by the Board of Trust Managers of Clifton Gunderson LLP as the independent public auditors of the Trust; and

(3)	Consideration of a Shareholder Proposal; and

(4)	Transact any other business which may properly be brought before the meeting.

All of the above matters are more fully described in the accompanying Proxy Statement.

The Board of Trust Managers of the Trust has designated the close of business on March 31, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at this annual meeting.

In order that your shares may be represented at this meeting and to insure a quorum, please sign and return the enclosed Proxy promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend in person, at your request, the Proxy will be canceled.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF TRUST MANAGERS.

DATED	July 18, 2008

By Order of the Board of Trust Managers

Michael A. Bahn, Secretary

IMPORTANT:	WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE WHICH HAS BEEN PROVIDED

PROXY STATEMENT CHURCH LOANS & INVESTMENTS TRUST ® 5305 I-40 West • Amarillo, Texas 79106

The enclosed Proxy is solicited by the Board of Trust Managers of the Trust in connection with the 2008 Annual Meeting of Shareholders of the Trust to be held on Tuesday, August 26, 2008, at the time and place and for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. Such solicitation is being made by mail, and the Trust may also use its officers and regular employees to solicit Proxies from shareholders either in person or by telephone, letter or electronically without extra compensation.

Any Proxy given pursuant to such solicitation may be revoked by the Shareholder at any time prior to the voting of the Proxy.

The entire cost of such solicitation, which represents the amount normally expended for a solicitation relating to an uncontested election of Trust Managers, will be borne by the Trust.

This Proxy Statement and the accompanying Proxy are first being mailed to the shareholders on July 18, 2008. A copy of the Trust's Annual Report for 2008 accompanies this Proxy Statement.

Principal Holders of Shares of Beneficial Interest in the Trust

Shareholders of record at the close of business on March 31, 2008, are entitled to notice of, and vote at the meeting. Each share of beneficial interest in the Trust outstanding on the record date is entitled to one vote. No cumulative voting is allowed. As of the close of business on March 31, 2008, there were 10,217,094 shares of beneficial interest in the Trust which were outstanding.

The presence, in person or by proxy, of the holders of a majority of the total of the outstanding voting shares of beneficial interest in the Trust is necessary to constitute a quorum at the Annual Meeting. Approval of the proposals to be presented at the Annual Meeting will require the affirmative vote of a majority of the shares of the Trust entitled to vote at the meeting, in person or by proxy. Votes are manually counted and tabulated.

Abstentions from voting will be included for purposes of determining whether the requisite number of affirmative votes are received on any matters submitted to the stockholders for vote and, accordingly, will have the same effect as a vote against such matters. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote, and will have no effect on the vote, in respect to that matter.

The following table indicates the persons known by the Trust to own beneficially more than 5 percent of the shares of beneficial interest in the Trust as of March 31, 2008:

Name and Address of Beneficial Owner	Amount of and Nature of Beneficial Ownership	Percent of Class
Edith M. Brandon 3001 Teckla, Amarillo, TX 79106	605,323 shares	5.92%
The following table indicates the shares of the Trust owned beneficially by the Trust Managers and Executive Officers, as a group:
Name and Address of Beneficial Owner	Amount of and Nature of Beneficial Ownership	Percent of Class
All Trust Managers and Executive Officers as a Group	864,540 shares	8.46%

Proposal No. 1
Election of Trust Managers

Eight Trust Managers are to be elected at this Annual Meeting, all to hold office until the next Annual Meeting and until their successors have been duly elected. All of the nominees are presently Trust Managers of the Trust.

The enclosed Proxy, unless authority to vote is withheld, will be voted for the selection of the nominees named herein as Trust Managers of the Trust. In the event any one or more of such nominees shall unexpectedly become unavailable for election, votes will be cast for such person or persons as may be designated by the Board of Trust Managers.

The names of, and certain information with respect to, the persons nominated by the Board of Trust Managers for election as Trust Managers are as follows:

Name, Age & Principal Occupation	Trust Manager Since	Number of Shares in Trust Beneficially Owned as of March 31, 2008	Percentage of Outstanding Shares in Trust
B. R. McMorries, age 81, is a consulting engineer (Chairman of the Board of Trust Managers)	1963	423,672	4.15%

Larry G. Brown, age 65, is the President of Larry Brown Realtors, Inc. (Vice-Chairman of the Board of Trust Managers)	1981	42,787	0.42%

Jack R. Vincent, age 78, is engaged in farming and ranching	1989	12,500	0.12%

Steven Rogers, age 60, is a commercial real estate agent	1990	2,800	0.03%

Michael A. Bahn, age 64, is the Vice-President of Amarillo Blueprint, an office equipment and supply and reproduction services business (Secretary of the Board of Trust Managers)	1997	1,650	0.02%

Michael W. Borger, age 53, is the President of Turnkey Leasing, Ltd., an equipment leasing business.	2002	63,000	0.62%

Stephen W. Myers, age 52, is the principal owner and President of Turnkey Computer Systems, LLC, a computer software provider with emphasis in the cattle feeding industry	2008	50,000	0.49%

E. Stan Morris, Jr., age 60, is a certified public accountant and an employee of the public accounting firm of Brown, Graham & Company, P.C.	2008	-0-	0.00%

All of the Trust Managers of the Trust as a group beneficially own 596,409 shares or 5.84% of all outstanding shares of beneficial interest in the Trust.

During the year ended March 31, 2008, the Board of Trust Managers of the Trust met on a total of 16 occasions. Twelve of these occasions were for regular monthly meetings and 4 were special meetings. All Trust Managers attended 75% or more of the aggregate of the meetings of the Board of Trust Managers for which they were eligible to attend.

The Board of Trust Managers of the Trust recommend a vote FOR the election of the above-listed persons as nominated by the Board of Trust Managers as Trust Managers for the Trust. All proxies listed by the Board of Trust Managers will be voted in accordance with the specifications on the form of the Proxy. Where no specification is made, proxies will be voted FOR the election of the above nominated persons as the Board of Trust Managers of the Trust.

Committees of the Board of Trust Managers

The Trust has an Audit Committee which consists of Messers McMorries, Morris, Vincent and Borger. This committee, which met 12 times during the Trust's last fiscal year, is primarily responsible for: reviewing the activities of the Trust's independent auditors; reviewing and evaluating recommendations of the auditors; recommending areas of review to the Trust management; and reviewing and evaluating the Trust's accounting policies, reporting practices and internal controls.

The Trust has a Compensation Committee which consists of Messers Borger, Rogers and Brown. This committee did not meet during the Trust's last fiscal year. The Compensation Committee is primarily responsible for reviewing the compensation of the Trust's staff and making recommendations regarding same to the Board of Trust Managers. The Compensation Committee does not have a charter. The Compensation Committee reviews compensation of our employees based upon our profitability, the employee’s contribution to that profitability, the current market rate for the experience level of that employee and the cost of living in Amarillo, Texas. The Compensation Committee then makes a recommendation relative to compensation to the entire Board of Trustee Managers. The Compensation Committee may take into consideration the recommendation of the President/CEO as to the compensation for all other employees.

The Trust does not have a nominating committee of the Board of Trust Managers. The Board of Trust Managers, as a whole, serve the function of the nominating committee. As such, all of the members of the Board of Trust Managers participate in the nomination process. The Board of Trust Managers will consider any candidates recommended by the shareholders. Any recommendations, in order to be considered at the next annual meeting, should be made in writing to the office of the Trust by March 20, 2009. Any candidate should have the qualifications as required by the applicable provisions of the Declaration of Trust and Bylaws.

All of the above-listed nominees are presently serving as members of the Board of Trust Managers and are nominated by the Board of Trust Managers for re-election.

Executive Officers

The names of, and certain information with respect to, the persons serving as executive officers of the Trust are as follows:

Name, Age & Office	Executive Officer Since	Number of Shares in Trust Beneficially Owned as of March 31, 2008	Percentage of Outstanding Shares in Trust
M. Kelly Archer, age 56 President and CEO	1981	248,568	2.43%
Robert E. Fowler, age 55, Senior Vice-President-CFO	1981	9,302	0.09%
Robert E. Martin, age 58, Senior Vice-President-Lending	1999	10,261	0.10%

Executive Compensation and Other Information

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of the Trust's last three fiscal years to the Trust's President (CEO). The Trust has no other executive officers whose salary, bonuses and other compensation earned during fiscal 2008 exceeded $100,000 for services rendered in all capacities.

	Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation

CEO-M. Kelly Archer – age 56 President and CEO	2008	$115,704	--	$19,650
	2007	$112,854	--	$19,500
	2006	$110,850	$12,000	$19,350

CFO-Robert E. Fowler - age 55	2008	$75,542	--	$12,844
	2007	$73,760	--	$12,750
	2006	$72,130	$6,000	$12,656

Other Annual Compensation paid to or for the benefit of Mr. Archer and Mr. Fowler represents annual contributions to the SEP (Simplified Employee Pension) accounts for Mr. Archer and Mr. Fowler.

Trust Managers’ Compensation

The Board of Trust Managers of the Trust were paid $51,700 in cash as a group during the last fiscal year for services as Trust Managers. The Chairman of the Board of Trust Managers, B. R. McMorries, is paid $500 per month for serving in such capacity. The remaining members of the Board of Trust Managers are paid $300 per month for serving as a member of the board. All Trust Managers are paid an additional $100 per board or committee meeting attended. In addition, a Trust Manager receives $400 per day for their services when out of town on Trust business. This is done on a very limited basis to inspect the collateral of a prospective loan.

The members of the Board of Trust Managers of the Trust are not otherwise employed or compensated by the Trust.

Shareholders may send written communications to the Board of Trust Managers, as a group, or to any particular Trust Manager by sending same to Church Loans & Investments Trust, 5305 I-40 West, Amarillo, TX 79106. The employees and officers of the Trust are instructed to deliver any such correspondence, unopened, directly to the Chairman of the Board of Trust Managers or to the Trust Manager to whom such correspondence is directed. Shareholder communications may also be sent to karcher@churchloans.com and will be forwarded to the Chairman or other appropriate Trust Manager upon receipt.

Although the Board of Trust Managers does not have a formal policy regarding the attendance of the Trust Managers at the annual meeting of the shareholders, Trust Managers are strongly encouraged to attend the annual meeting. Last year’s annual meeting was attended by all of the members of the Board of Trust Managers.

Proposal No. 2

Trust Managers’ Ratification of Selection of Auditors

The Board of Trust Managers has selected Clifton Gunderson LLP, independent certified public accountants, as the auditors of the financial statements of the Trust for the fiscal year ending March 31, 2009. At the meeting the shareholders will vote upon a proposal to ratify the selection of this firm as auditors. No member of such firm, or any associate thereof, has any financial interest in the Trust. A member of such firm will be present at the meeting and will be given the opportunity to make a statement and to answer any questions any shareholder may have with respect to the financial statements of the Trust for the fiscal year ended March 31, 2008.

The Board of Trust Managers of the Trust recommends a vote FOR the ratification of the selection of Clifton Gunderson LLP as auditors for the current fiscal year. All Proxies solicited by the Board of Trust Managers will be voted in accordance with the specifications on the form of the Proxy. Where no specification is made, Proxies will be voted FOR the ratification of the selection of Clifton Gunderson LLP as auditors of the Trust for the current fiscal year.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Trust’s annual financial statements for the most recent fiscal year, the review of the financial statements included in the Trust’s Form 10-Q for such fiscal year, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements were $75,450 as compared to $70,950 for the fiscal year ended March 31, 2007.

Audit Related Fees – None

Tax Fees

The aggregate fees billed to the Trust for tax services including preparation of the Trust’s tax return and tax related matters were $8,010 for the most recent fiscal year as compared to $7,045 for the fiscal year ended March 31, 2007.

All Other Fees

There were no other fees billed in each of the last two fiscal years for services rendered by the principal accountant, Clifton Gunderson LLP for other services not included above.

The Audit Committee approves, in advance, the engagement of the services of the independent auditors. All of the services referred to above were approved by the Audit Committee.

Audit Committee Report

The Audit Committee of the Trust affirmatively states that:

(1)	The Audit Committee has reviewed and discussed the audited financial statements with management;

(2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 114, as may be modified or supplemented;

(3)

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Boards Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence; and

(4)

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trust Managers that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 for filing with the Securities & Exchange Commission.

The Board of Trust Managers has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter was attached as Appendix “A” to our Proxy Statement dated July 22, 2005. All members of the Audit Committee are independent as such term is defined by Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

The members of the Audit Committee are Mr. Jack R. Vincent, Mr. E. Stan Morris, Jr., Mr. B. R. McMorries, and Mr. Michael W. Borger. The Audit Committee does not have a person serving on such committee that meets the definition of a financial expert. However, we do believe that our audit committee, as a whole, meets the requirements of a financial expert.

Relationships and Related Certain Transactions

The Trust issues a limited number of "Master Notes" which are unsecured debt instruments of the Trust. The Trust pays the obligee of such notes interest at the rate of one and one-quarter percent per annum (1.25%) less than the prime lending rate of Amarillo National Bank, the Trust's primary lender. As of March 31, 2008, the Trust had entered into Master Note Agreements with B. R. McMorries, Chairman of the Board of Trust Managers and related persons, in the amount of $3,793,949; Larry G. Brown, Vice-Chairman of the Board of Trust Managers and related persons, in the amount of $1,111,078; M. Kelly Archer, President, Manager of Operations and CEO of the Trust and related persons, in the amount of $181,883; and Michael W. Borger and related persons in the amount of $754,782; Stephen W. Myers, a member of the Board of Trust Managers and related persons, in the amount of $301,451; and Edith M. Brandon, a person owning more than 5% of the outstanding shares of the Trust and related persons, in the amount of $6,531,294. The terms of such Master Notes are the same as Master Notes entered into with other unrelated persons, except as to the amounts thereof. Therefore, no additional review, approval or ratification is required.

Jack R. Vincent serves as a member of our Board of Trust Managers also serves as a member of the Board of Director of Happy State Bank and Trust Co., Happy, Texas. Happy State Bank competes with us for loans to churches, including interim loans to churches. This competition may have a significant impact on the number of interim loans we acquire through referrals from church bond broker-dealers. These church bond broker-dealers are a substantial source of our interim loans.

Shareholder’s Proposals

The Company has received notice of the intention of stockholders to present 1 proposal at the 2008 Annual Shareholders’ Meeting. The text of the shareholder proposal appears exactly as received by the Company unless otherwise noted. All statements contained in the shareholder proposal and the supporting statements are the sole responsibility of the proponent. The Company will provide the names, addresses, and shareholdings (to the Company’s knowledge) of the proponent of the shareholder proposal upon oral or written request made to Church Loans & Investments, Attn. Mr. Kelly Archer, 5305 I-40 West, Amarillo, TX 79106, Telephone: (806) 358-3666; e-mail: karcher@churchloans.com.

The Board of Trust Managers of the Company recommends a vote against the following shareholder proposal for the reasons set forth in the Company’s statement in opposition following the proposal.

Proposal No. 3

The shareholders of Church Loans & Investments Trust request the Board of Trust Managers to adopt a policy prohibiting its members from serving as a board member or employee for any company that (1) directly competes with Church Loans & Investments Trust for loans, including interim loans; (2) serves as a bond broker-dealer for borrowers that Church Loans & Investments Trust considers for potential lending relationships; or (3) provides trustee services for bonds issued by borrowers to which Church Loans & Investments Trust extends financing.

Supporting Statement

The independence and freedom from potential conflicts of interest is very important for individuals servings as members of the Board of Trust Managers. While the Board of Trust Managers recently adopted a policy similar to Proposal No. 3, they chose to exempt a current board member, Jack R. Vincent, from complying with the policy. Mr. Vincent also serves on the board of Happy State Bank and Trust Co., which has made interim loans to churches and serves as indenture trustee for church bonds owned by Church Loans and Investments Trust and on bond offerings of churches that are interim loan borrowers from Church Loans and Investments Trust. Executive officers and shareholders of Church Loans and Investments Trust have privately expressed concern and disapproval of this dual service to the Board of Trust Managers to no avail.

Interim loans are a significant and vital source of fee and interest income for Church Loans and Investments Trust. Any further expansion into the interim loan market by Happy State Bank and Trust Co. and subsequent erosion of interim loan volume for Church Loans and Investments Trust will negatively affect the earnings of and dividends paid by Church Loans and Investments Trust.

Mr. Alfred J. Smith recently joined the board of Happy State Bank and Trust Co. He resigned his position as a member of the Board of Trust Managers and as Secretary and Treasurer for Church Loans and Investments Trust. Mr. Smith took the proper action to resolve his potential conflict of interest. Please vote in support of Proposal No. 3 to send the message to the Board of Trust Managers that you expect all board members, both current and future, to abide with the policy.

Church Loans & Investments Trust’s Statement in Opposition to Proposal No. 3

Our Board of Trust Managers supports the basic principal of the shareholder proposal and has adopted a similar policy. Therefore, we do not believe that the proposal needs to be passed by the shareholders. As stated in the second paragraph of the section of this Proxy Statement entitled “Relationships and Related Certain Transactions”, Jack R. Vincent serves as a member of our Board of Trust Managers and also serves as a member of the Board of Directors of Happy State Bank and Trust Co., a banking institution that competes with us for loans to churches, including interim loans to churches and provides trustee services to churches who may also be borrowers on loans owing to us. Although, the Board of Trust Managers has adopted a similar policy to the policy contained in the shareholder’s proposal, the Board of Trust Managers has granted Mr. Vincent an exception from such policy. The Board of Trust Managers believes that such exception from the policy is warranted due to Mr. Vincent’s 19 years of service to the Trust and the value to the Trust of Mr. Vincent’s continued service on the Board of Trust Managers.

Any proposal which a shareholder expects to present at the next annual meeting to be held in 2009 must be received at the Trust's principal executive office shown on the first page of this proxy statement not later than March 20, 2009, in order to be included in the proxy material for the 2009 meeting. Furthermore, any shareholder proposal submitted outside the Trust’s proxy process will be considered untimely if the Trust did not have notice of the matter on or before June 3, 2009.

For the above reasons, the Board of Trust Managers recommends that the shareholders vote AGAINST this proposal.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Trust's officers and directors and persons who own more than ten percent (10%) of the Trust's outstanding shares of beneficial interest, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-K under the Act requires the Trust to identify in its proxy statement those individuals for whom such reports were not filed on a timely basis.

Based upon information provided to the Trust by individual Trust Managers and Executive Officers, the Trust believes that during the preceding fiscal year the Trust Managers and Executive Officers have complied with all such applicable filing requirements.

Other Matters

The Board of Trust Managers has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matter shall properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

By Order of the Board of Trust Managers

Michael A. Bahn, Secretary

Trade Mark and Copyright Notice

Copyright © 2008 by Church Loans & Investments Trust. This Proxy Statement is copyrighted material of Church Loans & Investments Trust.

Church Loans & Investments Trust is a federally registered service mark of The Trustees of Church Loans & Investments Trust. The unauthorized use of the trade mark, service mark and copyrights of Church Loans & Investments Trust without the express, written permission of
Church Loans & Investments Trust, is strictly prohibited. All rights reserved.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, AUGUST 26, 2008

The undersigned hereby appoints B.R. McMorries and Larry G. Brown, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of beneficial interest in Church Loans & Investments Trust which the undersigned is entitled to vote at the annual meeting of shareholders of the Trust to be held on August 26, 2008, and at any and all adjournments thereof.

PROPOSAL NO. 1 - ELECTION OF TRUST MANAGERS

1.	TRUST MANAGERS RECOMMEND: A vote for election of the following trust managers:

	Nominees:	B.R. McMorries, Larry G. Brown, Jack R. Vincent, Steven Rogers, Michael A. Bahn, Stephen W. Myers, Michael W. Borger and E. Stan Morris, Jr.

	☐	FOR ALL NOMINEES

	☐	WITHHOLD ALL NOMINEES

Withhold authority to vote for the following nominees:

________________________________________________________________________________________________

PROPOSAL NO. 2 - SELECTION OF AUDITORS

2.	TRUST MANAGERS RECOMMEND: Approval of Clifton Gunderson LLP as independent auditor for the fiscal year ending March 31, 2009:

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

PROPOSAL NO. 3 - Shareholder Proposal Requesting the Board of Trust Managers adopt a policy prohibiting its members from serving as a board member or employee for any company that (1) directly competes with Church Loans & Investments Trust for loans, including interim loans; (2) serves as a bond broker-dealer for borrowers that Church Loans & Investments Trust considers for potential lending relationships; or (3) provides trustee services for bonds issued by borrowers to which Church Loans & Investments Trust extends financing.

3.	TRUST MANAGERS RECOMMEND: A vote against Proposal No. 3:

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

*NOTE	SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS AND WILL BE VOTED AS DESCRIBED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS NO. 1 AND NO. 2 AND AGAINST PROPOSAL NO. 3.

The undersigned acknowledges receipts with this proxy of a copy of the notice of annual meeting of shareholders and proxy statement dated July 18, 2008.

	___________________________________________	______ / ______ / ______
	Signature(s)	Date

IMPORTANT

Please date this proxy and sign exactly as your name or names appear thereon. If shares are held jointly, the administrators, trustees, guardians and others signing in a representative capacity, please give their full titles. Please sign and return in the prepaid envelope.